Exhibit 99.1

VBI Vaccines Announces Increased Focus on Hepatitis B, Organizational Changes, and Reverse Stock Split

●	VBI will continue to heavily prioritize making a difference in both prevention and treatment of hepatitis B (HBV) with PreHevbrio™ [Hepatitis B Vaccine (Recombinant)] and immunotherapeutic candidate VBI-2601
●	Cost-saving measures expected to reduce quarterly operating expenses and headcount by 30-35%
●	VBI to effect a 1-for-30 reverse stock split of its issued and outstanding common shares – shares are expected to trade on the new split-adjusted basis as of commencement of trading on April 12, 2023

CAMBRIDGE, Mass. (April 4, 2023) – VBI Vaccines Inc. (Nasdaq: VBIV) (VBI), a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease, today announced plans to focus the Company’s efforts on the fight against hepatitis B (HBV), concentrating on broadening access to VBI’s FDA-approved 3-antigen HBV vaccine for adults, PreHevbrio™ [Hepatitis B Vaccine (Recombinant)], and advancing its HBV immunotherapeutic candidate, VBI-2601, which has the potential to be part of a functional cure regimen for chronic HBV patients.

Jeff Baxter, VBI’s President and CEO, commented: “The potential impact our HBV programs can have on public health and patients’ lives continues to grow – already this year, with the necessary infrastructure now in place, we’ve seen an encouraging increase of PreHevbrio use in the U.S., and we’ve reported positive interim Phase 2 data from a combination study of our HBV immunotherapeutic and an siRNA candidate. Today’s announcement is part of a focused effort to enable us to achieve our corporate objectives and continue to contribute meaningfully to this fight against hepatitis B. We believe these difficult decisions and actions better position VBI to deliver value to patients, our public health partners, and our investors. These decisions, however, were not taken lightly and I would like to extend my sincere thanks to all employees affected by this restructuring for their steadfast dedication to our mission and for their contributions to VBI’s progress to date.”

About the Organizational Changes

As part of this commitment, the company intends to reduce its internal workforce by 30-35% – a reduction which is expected to begin in April and complete by the end of June 2023. As a result of this and other reductions in spend, VBI also expects its operating expenses from normal business to be 30-35% lower in the second half of 2023 as compared with the second half of 2022.

Additionally, by mutual agreement, Christopher McNulty, VBI’s current Chief Financial Officer, Head of Business Development, and director, will resign from the Company and the Board of Directors effective April 10, 2023. In his place, the Company and its Board of Directors have appointed Nell Beattie, VBI’s current Chief Business Officer, as the new Chief Financial Officer and Head of Corporate Development. Ms. Beattie has also been elected to VBI’s Board.

During her eight years at VBI, Ms. Beattie has built significant senior leadership experience, leading and contributing to various functions and teams including corporate strategy, corporate development, capital financing, commercial strategy, marketing, communications, investor relations, legal, and human resources. Preceding the appointment of Mr. McNulty, Ms. Beattie also served as VBI’s interim CFO from September 2017 to August 2018, and in her time at the Company, has worked on numerous financings raising more than $180 million. Prior to VBI, Ms. Beattie was a financial and strategic consultant at Artisan Healthcare Consulting. Ms. Beattie received her Bachelor of Arts in Mathematics from Dartmouth College, and a Master of Business Administration from the Tuck School of Business at Dartmouth College.

About the Reverse Stock Split

VBI’s Board of Directors approved a 1-for-30 reverse stock split of its issued and outstanding common shares. The reverse stock split is anticipated to become effective as of 12:01 AM on Wednesday, April 12, 2023, at which time every 30 shares of VBI’s issued and outstanding common shares will be converted automatically into one issued and outstanding common share. VBI’s common shares are expected to begin trading on a split-adjusted basis as of the commencement of trading on Wednesday, April 12, 2023. VBI’s common shares will continue to trade on the Nasdaq Capital Market under the symbol “VBIV” with a new CUSIP number of 91822J202. The reverse stock split is intended to enable VBIV to regain compliance with Nasdaq’s continued listing requirements.

The reverse stock split will reduce the number of outstanding common shares from 258,257,494 to approximately 8.6 million shares, subject to adjustment for fractional share rounding, as applicable.

The reverse stock split will affect all registered shareholders equally and will not alter any shareholder’s percentage interest in the Company’s equity, except to the extent the reverse stock split would result in any shareholder owning a fractional share. No fractional shares will be issued as a result of the reverse stock split. Per the requirements of the Business Corporations Act (British Columbia), under which the Company is regulated, if fractional shares held by registered shareholders are to be converted into whole shares, each fractional share remaining after the completion of the consolidation that is less than half of a share must be cancelled and each fractional share that is at least half of a share must be rounded up to one whole share. No shareholders will receive cash in lieu of fractional shares. Proportional adjustments will be made to the number of shares of the Company’s common shares issuable upon exercise of options and warrants, as well as the applicable exercise price. Beneficial shareholders should contact their bank, broker, or custodian for additional information on how the reverse stock split will affect their holdings.

Computershare is acting as the exchange and transfer agent for the reverse stock split and registered shareholders may direct questions to Computershare by calling them at 1-800-564-6253 (U.S. and Canada) or 1-514-982-7555 (outside North America), or by writing them at corporateactions@computershare.com. Shareholders holding their shares in book-entry form or brokerage accounts need not take any action in connection with the reverse stock split. Beneficial holders are encouraged to contact their bank, broker, or custodian with any procedural questions.

About PreHevbrio [Hepatitis B Vaccine (Recombinant)]

PreHevbrio is the only 3-antigen hepatitis B vaccine, comprised of the three surface antigens of the hepatitis B virus – S, pre-S1, and pre-S2. It is approved for use in the U.S., European Union/European Economic Area, United Kingdom, Canada, and Israel. The brand names for this vaccine are: PreHevbrio™ (US/Canada), PreHevbri® (EU/EEA/UK), and Sci-B-Vac® (Israel).

Please visit www.PreHevbrio.com for U.S. Important Safety Information for PreHevbrio [Hepatitis B Vaccine (Recombinant)], or please see U.S. Full Prescribing Information.

U.S. Indication

PreHevbrio is indicated for prevention of infection caused by all known subtypes of hepatitis B virus. PreHevbrio is approved for use in adults 18 years of age and older.

U.S. Important Safety Information (ISI)

Do not administer PreHevbrio to individuals with a history of severe allergic reaction (e.g. anaphylaxis) after a previous dose of any hepatitis B vaccine or to any component of PreHevbrio.

Appropriate medical treatment and supervision must be available to manage possible anaphylactic reactions following administration of PreHevbrio.

Immunocompromised persons, including those on immunosuppressant therapy, may have a diminished immune response to PreHevbrio.

PreHevbrio may not prevent hepatitis B infection, which has a long incubation period, in individuals who have an unrecognized hepatitis B infection at the time of vaccine administration.

The most common side effects (> 10%) in adults age 18-44, adults age 45-64, and adults age 65+ were pain and tenderness at the injection site, myalgia, fatigue, and headache.

There is a pregnancy exposure registry that monitors pregnancy outcomes in women who received PreHevbrio during pregnancy. Women who receive PreHevbrio during pregnancy are encouraged to contact 1-888-421-8808 (toll-free).

To report SUSPECTED ADVERSE REACTIONS, contact VBI Vaccines at 1-888-421-8808 (toll-free) or VAERS at 1-800-822-7967 or www.vaers.hhs.gov.

Please see Full Prescribing Information.

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease. Through its innovative approach to virus-like particles (“VLPs”), including a proprietary enveloped VLP (“eVLP”) platform technology, VBI develops vaccine candidates that mimic the natural presentation of viruses, designed to elicit the innate power of the human immune system. VBI is committed to targeting and overcoming significant infectious diseases, including hepatitis B, coronaviruses, and cytomegalovirus (CMV), as well as aggressive cancers including glioblastoma (GBM). VBI is headquartered in Cambridge, Massachusetts, with research operations in Ottawa, Canada, and a research and manufacturing site in Rehovot, Israel.

Website Home: http://www.vbivaccines.com/

News and Resources: http://www.vbivaccines.com/news-and-resources/

Investors: http://www.vbivaccines.com/investors/

Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The Company cautions that such forward-looking statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the impact of general economic, industry or political conditions in the United States or internationally; the impact of the COVID-19 pandemic and the continuing effects of the COVID-19 pandemic on our clinical studies, manufacturing, business plan, and the global economy; the ability to successfully manufacture and commercialize PreHevbrio/PreHevbri; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of pipeline candidates and the commercialization of PreHevbrio/PreHevbri; the ability to obtain appropriate or necessary regulatory approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the SEC on March 13, 2023, and filed with the Canadian security authorities at sedar.com on March 13, 2023, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

VBI Contact

Nicole Anderson

Director, Corporate Communications & IR

Phone: (617) 830-3031 x124

Email: IR@vbivaccines.com